Exhibit 99.1

IMMEDIATE RELEASE

February 1, 2022

SORRENTO COMPLETES ACQUISITION OF VIREX HEALTH, WILL COMMERCIALIZE NEXT-GENERATION AT-HOME DIAGNOSTIC TESTING THAT RIVALS PCR-LEVEL SENSITIVITY FOR DAILY COVID-19 TESTS AND EARLY CANCER DIAGNOSIS

•	Virex Health, Inc. is a Boston, Massachusetts company that has developed a powerful, broadly applicable at-home diagnostic platform (“Virex Technology”).

•	Virex Technology, invented and developed by Boston University (BU) Professors Mark Grinstaff and Scott Schaus and Virex scientists, employs widely used electrochemistry found in household diabetes glucometer devices for next generation diagnostics.

•	Virex Technology has demonstrated extremely high sensitivity for multiple biological analytes including COVID-19 virus detection as sensitive as 10 TCID50, rivalling PCR sensitivity.

•	Virex’s early liver cancer biomarker test detects a liver cancer biomarker in as little as 2 microliters of blood.

•	Virex’s diagnostic tests provide qualitative and/or quantitative results in as little as 5 minutes.

•	Virex’s diagnostic tests leverage existing worldwide manufacturing infrastructure for glucometers and glucose strip tests to provide affordable and highly scalable next-generation diagnostic solutions for COVID-19 tests, early cancer detection and beyond.

SAN DIEGO, February 1, 2022 /GlobeNewswire/ -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") announced today that it has completed the acquisition of Virex Health, Inc., a Boston, MA based company (“Virex”), spun out of the labs of Professors Mark Grinstaff and Scott Schaus at BU, on February 1, 2022. The proprietary Virex Technology utilizes enzymatic and electrochemical amplification to detect picogram level biological analytes, such as SARS-CoV-2 and its variants, Flu A/B, as well as markers for liver cancer, inflammation and hormone monitoring.

“One of the most exciting things about this Virex platform is the potential to finally provide an extremely sensitive and affordable detection test which is simple enough to use at home. Similar to a glucose meter, the amplified electrochemistry signal is converted to an electrical current and read in a reusable glucometer,” said Dr. Scott Schaus, Co-Founder and Professor of Chemistry at BU. “Today there are glucose meters in nearly 1 in 10 households in the world. We know the chemistry is broadly adaptable and the supply chain highly scalable.”

The Virex and Sorrento teams have been working together to define the first test with which to pursue commercialization. Key personnel, including Drs. Mark Grinstaff and Scott Schaus and Virex scientists, will assist with further development and commercialization.

“The current sensitivity for at-home testing is just too low, and the price per test is still too high for daily testing. With capabilities both in therapeutics and in diagnostics, Sorrento is an ideal company to take this next-generation Virex platform to the world across a wide range of analytes, including viruses, nucleic acids, proteins, hormones and other biomarkers,” said Dr. Grinstaff, Co-Founder and a Distinguished Professor of Translational Research. Dr. Grinstaff is a Professor of Biomedical Engineering, Chemistry, Materials Sciences, Engineering and Medicine at BU. Dr. Grinstaff is an inventor of Abraxane® and Adherus Surgical Sealants®, and he has over 200 patents and patent applications to his name. “Virex seeks to leverage Sorrento’s extensive expertise in producing highly selective and specific monoclonal antibodies for use in at-home diagnostic tests, including tests capable of detecting SARS-CoV-2 nucleocapsid proteins and whole viruses.”

“Sorrento has remarkable vision for impacting diagnostics and other sectors of healthcare,” said Virex co-founder Keith Hearon, a former postdoctoral fellow in Professor Robert Langer’s Group at MIT. “Sorrento’s acquisition of Virex is particularly strategic because of Sorrento’s robust antibody library, which is highly complementary to Virex’s enzymatic amplification diagnostic assay platform. The puzzle pieces fit very nicely together.”

“As Keith’s former postdoctoral advisor at MIT, I’ve continued to follow his career and I’m very proud of what a terrific entrepreneur he has become. He did a great job with his vision for Virex and found a wonderful home for it with Sorrento under the outstanding leadership of Henry Ji,” said Professor Langer, David H. Koch Institute Professor at Massachusetts Institute of Technology.

“We at Sorrento are amazed by the unmatched sensitivity of the Virex tests for detecting the virus that causes COVID-19 and are excited to mass produce and commercialize the rapid at-home tests for daily COVID-19 testing and frequent early cancer detection,” said Dr. Henry Ji, Chairman and CEO of Sorrento.

Virex received funding support in 2021 from the Massachusetts Life Sciences Center under its Accelerating Coronavirus Testing Solutions program.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including Abivertinib, COVI-AMG™, COVISHIELD™, COVI-MSC™ and COVIDROPS™; and diagnostic test solutions, including COVITRACK™ and COVISTIX™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia (PHN). RTX has cleared for Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. SEMDEXA announced highly statistically significant positive top-line results from its Phase III Pivotal Trial C.L.E.A.R Program for its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica). ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the Virex acquisition; the potential effects that the acquisition of Virex may have on Sorrento’s business and diagnostic capabilities; the performance capabilities of the Virex Technology, including its sensitivity and specificity; the speed at which the Virex Technology provides results or is able to provide results, including the ability to provide quantitative or qualitative results as little as 5 minutes; the Virex Technology’s capability to provide COVID-19 virus detection, including SARS-CoV-2 virus and select variants of concern; the Virex Technology’s capabilities to provide detection for multiple biological analytes, including Flu A/B, as well as markers for liver cancer, inflammation and hormone monitoring; Sorrento’s expectation to leverage existing worldwide infrastructure for glucose testing to commercialize and scale Virex tests; the expected cost and affordability of Virex tests; the expectation that Virex tests will be available for at-home testing; and Sorrento’s potential position in the diagnostics industry. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners, including, but not limited to risks related to Sorrento’s technologies and prospects with to-be-acquired technologies, including the acquisition of Virex and the Virex Technology; risks related to seeking regulatory approvals and conducting clinical studies; clinical development risks, including risks in the progress, timing, cost and results of clinical studies and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that prior study results may not be replicated in future studies; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks of manufacturing and supplying Virex diagnostic tests; risks related to plans for the commercialization and scale-up of Virex tests worldwide; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its COVID-19 diagnostic product candidates’ strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Dorman Followwill

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, Seprehvec™, SOFUSA™, COVI-AMG™, COVISHIELD™, COVIDROPS™, COVI-MSC™, COVITRACK™ and COVISTIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

©2022 Sorrento Therapeutics, Inc. All Rights Reserved.

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